UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2014

SABRE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(682) 605-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the election of George R. Bravante, Jr. as a director of Sabre Corporation ("Sabre"), as discussed below, Timothy Dunn submitted his resignation as a director of Sabre, effective December 19, 2014.

(d) The Board of Directors of Sabre has elected George R. Bravante Jr. to the Board of Directors, effective December 19, 2014. Mr. Bravante is the co-founder of Bravante-Curci Investors, L.P. and the owner of Bravante Produce. He served as a director of ExpressJet Holdings, Inc. from 2004 to 2010 and as its Chairman from 2005 to 2010. Mr. Bravante was also appointed to the Audit Committee of the Board of Directors, effective December 19, 2014.

Mr. Bravante was elected to the Board of Directors pursuant to a designation by the TPG Funds (as defined below), replacing Mr. Dunn, in accordance with the Amended and Restated Stockholders’ Agreement, dated April 23, 2014, among TPG Partners IV, L.P., TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P. (collectively, the "TPG Funds"), Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.P., Sovereign Co-Invest, LLC and Sabre.

Mr. Bravante will participate in Sabre’s non-employee director compensation program. Currently under this program, he is entitled to receive a $75,000 annual retainer and an additional $10,000 annual retainer as a member of the Audit Committee. Also currently under this program, he is entitled receive a one-time restricted stock unit award with a grant date value of $400,000, vesting ratably over four years from the date of grant, in connection with his election to the Board of Directors, and an annual restricted stock unit award on March 15 of each year with a grant date value of $150,000, vesting in full on the first anniversary of the date of grant.

A copy of the news release announcing the election of Mr. Bravante to Sabre’s Board of Directors is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated December 22, 2014.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE CORPORATION

December 22, 2014	By:	Rachel A. Gonzalez

Name: Rachel A. Gonzalez
Title: General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 22, 2014